UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 16, 2009

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33584	20-3179218
(Commission File Number)	(I.R.S. Employer Identification No.)

3 PARK AVENUE NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Director Resignation.

On July 16, 2009, Anton J. Levy resigned from the Board of Directors of Dice Holdings, Inc. (the “Company”).

(d)	Appointment of Director.

On July 16, 2009, the Company appointed H. Raymond Bingham to its Board of Directors. Mr. Bingham was also appointed to serve as a member of the Company’s Compensation Committee.

Mr. Bingham has been a Managing Director of General Atlantic LLC (“General Atlantic”) since November 2006. He was Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from May 2004 to July 2005 and served as a director of Cadence from November 1997 to July 2005. Prior to being Executive Chairman, he served as President and Chief Executive Officer of Cadence from April 1999 to May 2004 and as Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also serves as a director of Flextronics International Ltd., Oracle Corporation and STMicroelectronics N.V.

Certain affiliates of General Atlantic (the “General Atlantic Stockholders”) own in the aggregate 22,600,310 shares of the Company’s common stock, representing approximately 36.2% of the Company’s outstanding shares. As a Managing Director of General Atlantic, Mr. Bingham may be deemed to beneficially own the shares of the Company’s common stock held by the General Atlantic Stockholders.

The General Atlantic Stockholders are also a party to the institutional and management shareholders agreement, dated July 23, 2007, among the Company, the General Atlantic Stockholders, certain affiliates of Quadrangle Group LLC (the “Quadrangle Stockholders”, and together with the General Atlantic Stockholders, the “Principal Stockholders”) and certain management stockholders (the “Institutional Shareholders Agreement”). The Institutional Shareholders Agreement requires that the Board of Directors consist of at least eight directors and provides each Principal Stockholder with the right to designate up to three members to the Company’s Board of Directors. Initially, the Principal Stockholders each only designated two directors to the Company’s board. Mr. Bingham has been designated as a member of the Board of Directors and the Compensation Committee by the General Atlantic Stockholders to fill the vacancy left by the resignation of Mr. Levy in accordance with the terms of the Institutional Shareholders Agreement. Mr. Bingham will serve as a Class II director (with a term expiring at the 2012 Annual Meeting).

The Institutional Shareholders Agreement also contains restrictions on the ability of the Principal Stockholders to transfer shares of the Company’s common stock, provides the Principal Stockholders with certain demand and piggyback registration rights and permits the Principal Stockholders to sell the Company’s common stock in a block sale under certain circumstances. Under the Institutional Shareholders Agreement, the Company has also agreed that the doctrine of “corporate opportunity” will not apply against the Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with the Company’s clients or customers.  The Institutional Shareholders Agreement also  requires  the Company  to  deliver   to  each  party  who  owns  more  than  5%  of  the  Company’s  common  stock  in  the aggregate certain monthly financial statements and, except to the extent filed with the Securities and Exchange Commission (the “SEC”) on EDGAR, copies of reports and other documents filed by the Company with the SEC.

As an affiliate of General Atlantic, Mr. Bingham will not receive compensation (in the form of options or otherwise) for his service as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 17, 2009

DICE HOLDINGS, INC.
By:	/s/ Michael P. Durney
Name: Michael P. Durney Title: Senior Vice President, Finance and Chief Financial Officer